Exhibit 2.3.2


                              TECHNOLOGY AGREEMENT

         This Technology Agreement ("Agreement") is made and entered into as of this 18th day of January 2006, in Beijing, People's Republic of China by and between Candidsoft Beijing Technology Ltd., a Beijing State registered company with Its principal office located at 68 Bei Si Huan Xi Lu, Unit 515B Shuang Qiao Da She, Hai Dian District, Beijing, People's Republic of China ("CB"), and VoIUM Technologies Ltd., a Cayman Islands company whose principal commercial office is located at 125A Rangoon Road, Singapore 218404 ("Partner").

         WHEREAS, CB operates in the People's Republic of China ("PRO") in the specialized fields of Telecommunication, Office Automation, Groupware and Internet Technology that includes voice over internet protocol services, collectively referred to herein as the "Services"; and

         WHEREAS, Partner is a supplier of specialized Internet Telephony telecommunications technology, referred to herein as the "Technology"; and

         WHEREAS,  Partner has agreed to be appointed as CB's principal supplier
of  Technology  to  support  IP  telecommunications   services  for  CB  Chinese
Government Contracts and other business of CR,

         NOW, THEREFORE, in consideration of the representations, warranties and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Incorporation of Recitals. The foregoing recitals are hereby incorporated into this Agreement and made a part hereof.

         2. Appointment.

                  (a) CB hereby appoints Partner as an exclusive partner of CB to supply Technology.

                  (b)   Partner   hereby   acknowledges   and  agrees  that  its
         appointment hereunder is exclusive under the conditions hereinafter set forth.

         3. Term of Appointment. The term of Partner's appointment under this Agreement shall commence as of the date hereof and shall continue until terminated in accordance with Section 8 below (the `Term").

         4. Obligations of Partner. Partner shall have the following obligations under this Agreement:

                  (a) Partner shall perform all of its activities under this Agreement in a competent, timely and professional manner, Partner shall comply with all industry standards, laws, statutes, tariffs, ordinances, regulations, rules and other legal requirements applicable to the Technology supplied and supported by Partner.

                  (b)  Partner  shall  hold  and  treat  as   confidential   all
         information known or acquired by Partner with respect to CB's arrangements with third parties, contracts, and technology except where otherwise permitted by CB or required for the Partner to fulfill its obligations under this Agreement.

                  (c) Partner shall refrain from engaging in any unethical, deceptive, misleading or inappropriate conduct in promoting, marketing, offering, and soliciting orders for the Technology.

                  (d) Partner shall not use the name, trademarks, trade names, service marks, goodwill and other proprietary rights of CB without the prior written consent of an authorized officer of CB.

                  (e) Partner  shall  deliver  Technology  in a timely manner in
         accordance  with  mutually   acceptable   delivery   schedules  and  CB
         Government Contract requirements to CB designated locations.

         5. Eligibility for Payment.

                  (a) During the Term, Partner shall be eligible for an agreed upon percentage of CB profits to be applied towards the payment of all of its legitimate and appropriate invoices for its Technology provided, installed and made active by CB in accordance with the prevailing terms and conditions that have been mutually agreed and are in place at the material time. CB will serve as a Guarantor for the prompt and full payment at all times and under all normal commercial circumstances.

                  (b) Upon the termination of the Term for any reason other than Partner's breach of this Agreement, Partner shall continue to be eligible to receive payment for Technology during the term of CB's Government Contracts and other contracts in the revenue sharing percentages outlined in Exhibit "A".

(c)      Revenue  sharing  percentages  as agreed is attached  herein as Exhibit
         "A".

         6. Independent Contractor Status.

                  (a) For all purposes relating to this Agreement, Partner shall be deemed an independent contractor of CB, not a joint venturer, employee or agent of CB, Partner shall have no authority to make any statement, representation, warranty or agreement on behalf of CS without the prior written consent of an authorized officer of CB, and Partner shall refrain, and cause Partner's employees, representatives and agents to refrain, from purporting to have such authority.

                  (b) Partner shall determine the means and methods by which Partner conducts its business, subject only to the express terms of this Agreement. Partner shall be responsible for any employees, representatives or agents whom it elects to hire or otherwise retain, and neither Partner nor any of its employees, representatives or agents shall be entitled to participate in or receive any rights or benefits under CB's employee benefit programs.

         7. Indemnification. To the full extent permitted by law, Partner shall defend, indemnify and hold harmless CB, Its affiliated companies, and each of their respective shareholders, directors, officers, employees, representatives and agents from any and all claims, demands, causes of action, liabilities, judgments, damages, losses, fines, penalties, expenses and costs (including reasonable attorneys' fees and court costs) arising from or relating to any breach of this Agreement by, or any other act or omission of, Partner, its shareholders, employees, representatives and agents.

         8. Termination.

                  (a) This Agreement is intended to last for the duration of the length of time contracts using Technology are issued by CB. This complete time frame is referred to herein as the "Term".

                  (b) CB shall have the right to terminate the Term upon written notice to Partner by the Board of Directors of CB upon any material breach by Partner of any of its obligations under this Agreement.

                  (c) The termination of the Term shall not relieve either party of any liabilities previously accrued hereunder or any covenant, obligation or liability which is to survive or be performed after such termination.

         9. Non-Competition and Non-Solicitation. During the Term and for a period of twelve (12) months thereafter, neither party shell, without the prior written consent of an authorized officer of the other party, solicit, induce, offer to employ, or hire or otherwise retain any employee of the other.

         10. Disclaimer of Warranties: Limitation on Liability.

                  (a) Partner hereby acknowledges and agrees that, except as expressly set forth herein, CB has not made and makes no representations or warranties of any kind or nature concerning the services, and specifically disclaims any and all representations and warranties concerning the services, both express and implied, including, without limitation, all warranties of merchantability and fitness for a particular purpose or use.

                  (b) CB shall not, under any circumstance, be liable for consequential, incidental, indirect or special damages, including, without limitation, loss of anticipated revenues or profits or damages resulting from claims brought by customers or other third parties against partner.

11.      Miscellaneous Provisions.

                  (a) CB shall not be deemed  in  breach  of this  Agreement  or liable for any failure or delay in its performance under this Agreement if such failure or delay is due in whole or part to act of God, war, riot, act of terrorism, government action, fire, explosion, accident, flood, storm, mechanical breakdown, failure of power, civil disturbance, labor trouble, acts or omissions of Carriers, other contractors, vendors or suppliers of CB, Partner, its employees, representatives or agents, or any other circumstance beyond the reasonable control of CB.

                  (b) All notices required or permitted by this Agreement shall be made in writing and delivered personally, by overnight carrier, or by certified mail, return receipt requested, to the recipient at its principal office address which is set forth in the first paragraph of this Agreement, or to such other address provided to the party providing notice in the some manner as set forth in this paragraph for notice. A notice delivered personally or by overnight carrier shall be deemed delivered when received or the next business day, whichever is earlier. A notice sent by certified mall, return receipt requested shall be deemed delivered when deposited in the depository of the National Postal Service.

                  (c) The section headings contained herein are for the convenience of the parties only, and shall not be considered in interpreting this Agreement. The provisions of this Agreement are intended to be interpreted and enforced in a manner which renders them valid and enforceable. If any provision of this Agreement is found invalid or unenforceable, such provision shall be deemed excised from this Agreement without affecting the validity or enforceability of the balance of this Agreement.

                  (d) All of the rights and remedies stated in this Agreement are in addition to, and not in substitution of, all other rights and remedies available at law or in equity. The parties agree that violation of this Agreement will cause irreparable and substantial damage for which no adequate remedy may be available at law. In addition to any other right or remedy available, each party shall have the right to an injunction enjoining any violation of this Agreement, or threat thereof, without need of a bond or a showing of actual damages.

                  (e) No waiver of any breach of this Agreement shall be considered valid unless in writing and signed by the party against which such waiver is being asserted, and no such waiver shall be deemed a waiver of any subsequent breach of the same or any other provision of this Agreement.

                  (f) This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same original. This Agreement may be executed via facsimile, and a facsimile signature shall be deemed an original signature for all purposes relating to this Agreement.

                  (g) Each party represents that it is fully authorized and empowered to enter into and perform this Agreement, and that this Agreement constitutes a valid and binding obligation of such party fully enforceable in accordance with its terms.

                  (h) This Agreement shall inure to the benefit of and be binding upon CB and its successors and assigns. The rights and benefits of Partner under this Agreement are personal to Partner and may not be assigned or transferred to any other person or entity without the prior written consent of CS and such consent will not reasonably be withheld. Any attempted assignment or transfer without such consent shall be null and void, except that Partner may assign this Agreement to affiliated companies without approval. No shares of CB shelf be transferred without written consent of Partner, and such consent shall not be unreasonably withheld.

                  (i)  This  Agreement  contains  the  entire  agreement  of the parties and supersedes all prior representations, negotiations, commitments and agreements between the parties with respect to the subject matter hereof. Subject to the foregoing provisions of this Agreement, no modification or rescission of this Agreement shelf be deemed valid unless in writing and signed by Partner and an authorized officer of CB.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date appearing above.

Candidsoft Beijing Technology; Ltd                   VoIUM Technologies Ltd,



By:   /s/ Chun Lin                                By:   /s/ Hin Hiong Khoo
   ----------------------                            ------------------------
Title:   President                                   Title: Chairman
Xing Chun Lin                                        Hin Hiong Khoo

                                   Exhibit "A"

                       Partner Revenue Sharing Percentages

Partner shall receive 65% of all net profits from all business lines received by CB. For purposes of this Agreement, net profits shall be determined under generally accepted accounting principals of the United States, and shall be calculated after giving effect to all expenses, costs, and other revenue sharing arrangements of CB.